UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2018 (August 2, 2018)
HEALTHCARE TRUST OF AMERICA, INC.
HEALTHCARE TRUST OF AMERICA HOLDINGS, LP
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
Delaware	333-190916	20-4738347
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16435 N. Scottsdale Road, Suite 320
Scottsdale, Arizona		85254
(Address of principal executive offices)		(Zip Code)
(480) 998-3478
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Healthcare Trust of America, Inc.	Emerging growth company ☐
Healthcare Trust of America Holdings, LP	Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Healthcare Trust of America, Inc.	☐
Healthcare Trust of America Holdings, LP	☐

Item 8.01	Other Events.
Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced today that its Board of Directors has increased the quarterly dividend by 1.64% to $0.310 per share of common stock. This represents an annualized rate of $1.24 per share of common stock with an annualized yield of 4.50% based on HTA’s closing share price as of August 1, 2018. The dividend will be paid on October 5, 2018 to stockholders of record on October 2, 2018.
The amount of dividends HTA pays to its stockholders is determined by HTA’s Board of Directors, at its discretion, and is dependent on a number of factors, including funds available for the payment of distributions, HTA’s financial condition, capital expenditure requirements and annual distribution requirements needed to maintain HTA’s status as a real estate investment trust under the Internal Revenue Code. HTA’s Board of Directors may reduce its dividend rate and HTA cannot guarantee the amount of dividends paid in the future, if any.
In addition, HTA announced today that its Board of Directors approved a new stock repurchase program authorizing HTA to purchase up to $300 million of its Class A common stock, par value $0.01 per share, from time to time prior to August 1, 2020. The $100 million stock purchase program approved by the Board of Directors of HTA on June 8, 2018 has been terminated by the Board of Directors. Prior to the termination, in June 2018, pursuant to the $100 million authorized plan, HTA repurchased 333,002 shares of its common stock, at an average price of $26.26 per share, for an aggregate amount of $8.7 million.
Pursuant to the new stock repurchase program, HTA may repurchase its Class A common stock in open market and negotiated transactions. Stock repurchases, and the amount and timing of any repurchases, will be dependent on various factors, including HTA’s capital position and needs, market conditions, other capital management objectives and opportunities, and applicable legal requirements. HTA intends to finance any stock repurchases through available cash and its revolving credit facility.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Dividend Announcement press release dated August 2, 2018.
99.2	Stock Repurchase Program press release dated August 2, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Healthcare Trust of America, Inc.
Date: August 2, 2018	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman

Healthcare Trust of America Holdings, LP

	By:	Healthcare Trust of America, Inc.,
its General Partner

Date: August 2, 2018	By:	/s/ Scott D. Peters
Name: Scott D. Peters
Title: Chief Executive Officer, President and Chairman